UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 3, 2009

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 3, 2009, Unified Grocers, Inc. (the “Company”) entered into the Third Amendment to Amended and Restated Note Purchase Agreement (the “Third Amendment”) with John Hancock Life Insurance Company (“Hancock”) as Collateral Agent and as a Noteholder, and with the other Noteholders and subsidiary guarantors to further amend the Amended and Restated Note Purchase Agreement dated as of January 3, 2006 as previously amended by Amendment to Note Purchase Agreement and Consent dated as of December 19, 2006 and by Second Amendment to Note Purchase Agreement dated November 7, 2008 (as amended by each such amendment, the “Note Purchase Agreement”).

A brief description of the terms and conditions of the Third Amendment is set forth below under Item 2.03, and is hereby incorporated by reference into this Item 1.01. The Third Amendment is attached as Exhibit 10.1 to this report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 3, 2009, the Company entered into the Third Amendment as indicated in Item 1.01 above with Hancock and the other Noteholders and subsidiary guarantors set forth on the signature pages of Exhibit 10.1 to amend further the Note Purchase Agreement. The Third Amendment provides that the purchasers (the “Tranche C Note Purchasers”) of the Company’s 6.82% Senior Secured Notes due November 1, 2019 (the “Tranche C Notes”) in the aggregate principal amount of $25 million that are not parties to the Note Purchase Agreement and the Collateral Agency Agreement shall become parties to the Note Purchase Agreement and the Collateral Agency Agreement, adds sections to the Note Purchase Agreement that, among other things, authorize the issuance of the Tranche C Notes, specify the use of proceeds of the sale of the Tranche C Notes, set the terms and conditions of the Tranche C Notes and includes the Tranche C Notes and the Tranche C Note Purchasers in certain definitions in the Glossary of the Note Purchase Agreement. The Third Amendment also contains representations and warranties of the Company and the Tranche C Note Purchasers, conditions on the Tranche C Note Purchasers’ obligation to purchase and pay for the Tranche C Notes, reaffirmation of the debt documents referred to therein and the consent of the subsidiary guarantors to the Third Amendment.

The Tranche C Notes contain covenants, default provisions (including acceleration of the debt in the occurrence of an uncured default), and prepayment penalties similar to those included in the original Note Purchase Agreement. The Tranche C Notes are secured by the real and other property of the Company securing the other tranches of notes issued pursuant to the Note Purchase Agreement. The Third Amendment also adds a “most favored lender covenant” to the Note Purchase Agreement, which provides for changes in the financial covenants contained in the Note Purchase Agreement if corresponding financial covenants are changed in the Operating Line of Credit (as defined in the Note Purchase Agreement), subject to certain conditions as more fully described in Section 7.13 of the Note Purchase Agreement.

The foregoing description of the Third Amendment does not claim to be complete and is qualified in its entirety by reference to the Third Amendment attached hereto as Exhibit 10.1. The Third Amendment has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, the subsidiary guarantors or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Third Amendment were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Third Amendment; and may be subject to limitations agreed upon by the parties. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the subsidiary guarantors or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Third Amendment, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Note Purchase Agreement dated November 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2009	UNIFIED GROCERS, INC.

	By	/S/ ROBERT M. LING, JR.
Robert M. Ling, Jr.,
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Note Purchase Agreement dated November 3, 2009.